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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-171601 on Form S-8, Registration Statement No. 333-169433 on Form S-1, as amended by Post-Effective Amendment No. 2 on Form S-3 and Registration Statement No. 333-180379 on Form S-3 of our reports dated February 22, 2013, relating to the consolidated financial statements of KKR & Co. L.P. and the effectiveness of KKR & Co. L.P.'s internal control over financial reporting appearing in this Annual Report on Form 10-K of KKR & Co. L.P. for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

New York, New York
February 22, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM